EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-60187, 333-46159, 333-63662, 333-134381, 333-134382, and 333-166963 on Form S-8 and Registration Statement No. 333-150296 on Form S-3 of our report dated March 1, 2011 (July 15, 2011 as to the effects of the segment change described in Note 2, 3, and 16) relating to the financial statements and financial statement schedule of Clean Harbors, Inc., appearing in this Current Report on Form 8-K dated July 15, 2011 of Clean Harbors, Inc.

/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts
July 15, 2011

EXHIBIT 99.2

2010 Unaudited Recast Segment Information by Quarter

	Summary of Operations (in thousands)
	For the Three Months Ended
	March 31, 2010	June 30, 2010	September 30, 2010	December 30, 2010
Direct Revenues:
Technical Services	$158,466	$174,546	$182,843	204,299
Field Services	46,476	153,637	174,306	79,659
Industrial Services	91,094	98,399	81,962	78,320
Oil and Gas Field Services	59,407	45,378	49,032	55,260
Corporate Items	(547)	(321)	(492)	(480)
Total	354,896	471,639	487,651	417,058
Cost of Revenues (exclusive of certain items shown separately)(1):
Technical Services	110,046	112,797	119,737	129,121
Field Services	35,703	104,324	117,569	55,007
Industrial Services	66,491	69,144	58,090	60,457
Oil and Gas Field Services	45,611	37,056	38,647	45,045
Corporate Items	2,566	959	1,230	1,140
Total	260,417	324,280	335,273	290,770
Selling, General & Administrative Expenses:
Technical Services	15,240	17,364	16,911	20,083
Field Services	5,742	7,710	8,307	8,458
Industrial Services	4,743	5,133	4,925	5,111
Oil and Gas Field Services	2,300	2,356	(88)	2,390
Corporate Items	17,459	18,166	23,564	19,938
Total	45,484	50,729	53,619	55,980
Adjusted EBITDA(2):
Technical Services	33,180	44,385	46,195	55,095
Field Services	5,031	41,603	48,430	16,194
Industrial Services	19,860	24,122	18,947	12,752
Oil and Gas Field Services	11,496	5,966	10,473	7,825
Corporate Items	(20,572)	(19,446)	(25,286)	(21,558)
Total	$48,995	$96,630	$98,759	$70,308

(1)                                 Items shown separately on the statements of income consist of (i) accretion of environmental liabilities and (ii) depreciation and amortization.

(2)                                 See footnote 3 under Item 6, “Selected Financial Data,” for a discussion of Adjusted EBITDA.